Zumiez Inc. Announces Fiscal 2013 Fourth Quarter and Full Year Results

LYNNWOOD, WA -- (Marketwired - March 13, 2014) - Zumiez Inc. (NASDAQ: ZUMZ), a leading multi-channel specialty retailer of action sports related apparel, footwear, hardgoods and accessories, today reported results for the fourth quarter and fiscal year ended February 1, 2014.

Fourth Quarter Results
Total net sales for the fourth quarter ended February 1, 2014 (13 weeks) increased 1.1% to $226.8 million from $224.4 million in the quarter ended February 2, 2013 (14 weeks). Comparable store sales for the 13-week period ended February 1, 2014 decreased 2.2% compared to a 1.0% decrease for the 14-week period ended February 2, 2013. Net income in the fourth quarter of fiscal 2013 increased 17.3% to $26.9 million, or $0.89 per diluted share, from net income of $22.9 million, or $0.74 per diluted share, in the fourth quarter of the prior fiscal year. The results for fiscal 2013 include a $5.8 million benefit, or approximately $0.16 per diluted share, for the reversal of contingent earn-out accruals associated with the acquisition of Blue Tomato, a $3.3 million benefit, or approximately $0.07 per diluted share, for the correction of an error related to the accounting for rent expenses, and a $0.6 million expense, or approximately $0.02 per diluted share, for the amortization of intangible assets associated with the Blue Tomato acquisition. Also included in the fiscal 2013 fourth quarter results is a benefit to the provision for income taxes of $0.8 million, or approximately $0.03 per diluted share, for the release of a valuation allowance of net operating losses in foreign subsidiaries. The results for fiscal 2012 include $0.5 million of Blue Tomato acquisition related costs and operations, or $0.01 per diluted share in total.

Full Year Results
Total net sales for fiscal 2013 (52 weeks) increased 8.2% to $724.3 million from $669.4 million in fiscal 2012 (53 weeks). Comparable store sales for the 52-week period ended February 1, 2014 decreased 0.3% compared to a 5.0% increase for the 53-week period ended February 2, 2013. Net income in fiscal 2013 increased 9.0% to $45.9 million, or $1.52 per diluted share compared to net income in the prior fiscal year of $42.2 million, or $1.35 per diluted share. Results for the fiscal year 2013 include a benefit of $2.6 million, or approximately $0.08 per diluted share, for the reversal of contingent earn-out accruals associated with the acquisition of Blue Tomato, a $2.7 million benefit, or approximately $0.06 per diluted share, for the correction of an error related to the accounting for rent expenses, a $2.3 million expense, or approximately $0.06 per diluted share, for the amortization of intangible assets associated with the Blue Tomato acquisition, and $1.3 million, or approximately $0.03 per diluted share, for costs associated with the conditional settlement of a California class action wage and hour lawsuit. Also included in the fiscal 2013 results is a benefit to the provision for income taxes of $0.4 million, or approximately $0.01 per diluted share, for the release of a valuation allowance to net operating losses in foreign subsidiaries. Results for the fiscal year 2012 included approximately $7.3 million, or $0.19 per diluted share, of Blue Tomato acquisition related costs and operations and approximately $2.1 million, or $0.04 per diluted share, of costs associated with the relocation the Company's ecommerce fulfillment center to Edwardsville, Kansas and corporate offices to Lynnwood, Washington from Everett, Washington.

Share Repurchase Program
During the fourth quarter 2013 and through March 1, 2014, the Company has repurchased approximately 1.1 million shares of its common stock, at an average cost per share of $22.52, for a total of $24.7 million, which includes 0.7 million shares purchased in the fourth quarter of fiscal 2013 for a total of $15.4 million, and 0.4 million shares purchased in the February period of fiscal 2014 for a total of $9.3 million. As of March 1, 2014, the Company had $5.3 million authorized repurchase funds remaining under its $30 million stock repurchase program announced in December 2013.

The company is also announcing that, effective March 12, 2014, the Board of Directors of Zumiez Inc. has approved the repurchase of up to an additional $30 million of its Common Stock. The repurchases will be made from time to time on the open market at prevailing market prices and is expected to continue through the fiscal year 2014 that will end on January 31, 2015, unless the time period is extended or shortened by the Board of Directors. The new purchase program is in addition to our existing stock repurchase program that was authorized in December 2013 and will begin once the previously approved repurchase program has been completed.

Cash and Current Marketable Securities
At February 1, 2014, the Company had cash and current marketable securities of $117.2 million, compared to cash and current marketable securities of $103.2 million at February 2, 2013. The increase in cash and current marketable securities is a result of cash generated through operations, partially offset capital expenditures and stock repurchases.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "The fourth quarter proved to be more challenging than we expected both domestically and abroad. Weak mall traffic in December and January created a highly promotional retail environment that pressured our sales and deleveraged our cost structure. The steps we have taken to broaden our revenue base, including evolving our digital capabilities, investing in our team and expanding into Europe, have pressured our operating margin in the face of ongoing consumer headwinds, but we believe will fortify our long-term earnings growth. We will continue to pursue growth strategies that leverage our core competencies while further diversifying our business toward high-growth and high-return opportunities."

Fiscal 2014 First Quarter Outlook
The Company is introducing guidance for the three months ending May 3, 2014. Net sales are projected to be in the range of $156 to $160 million resulting in a net loss per diluted share of approximately $0.02 to net income per diluted share of approximately $0.03, which includes $0.6 million, or approximately $0.02 per diluted share, for the amortization of intangible assets associated with Blue Tomato. This guidance is based on an anticipated comparable sales decrease in the low single digit range for the first quarter of fiscal 2014.

The Company currently intends to open approximately 55 new stores in fiscal 2014, including up to 7 stores in Canada and 5 stores in Europe.

A conference call will be held today to discuss fourth quarter and fiscal 2013 year-end results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617)-614-3471 followed by the conference identification code of 16264394.

About Zumiez Inc.

Zumiez is a leading multi-channel specialty retailer of action sports related apparel, footwear, equipment and accessories, focusing on skateboarding, snowboarding, surfing, motocross and BMX for young men and women. As of March 1, 2014 we operated 552 stores including 512 in the United States, 28 in Canada, and 12 in Europe. We operate under the name Zumiez and Blue Tomato. Additionally, we operate ecommerce web sites at www.zumiez.com and www.blue-tomato.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended November 2, 2013 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                ZUMIEZ INC.
                     CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)
                                (Unaudited)

                                          Three Months Ended
                          -------------------------------------------------

                          February 1,               February 2,
                              2014     % of Sales       2013     % of Sales
                          -----------  ----------   -----------  ----------
Net sales                 $   226,838       100.0%  $   224,405       100.0%
Cost of goods sold            138,959        61.3%      138,722        61.8%
                          -----------  ----------   -----------  ----------
Gross profit                   87,879        38.7%       85,683        38.2%

Selling, general and
 administrative expenses       47,579        20.9%       49,582        22.1%
                          -----------  ----------   -----------  ----------
Operating profit               40,300        17.8%       36,101        16.1%

Interest income, net              167         0.1%          258         0.1%
Other expense, net               (682)       (0.4%)        (116)        0.0%
                          -----------  ----------   -----------  ----------
Earnings before income
 taxes                         39,785        17.5%       36,243        16.2%

Provision for income
 taxes                         12,934         5.7%       13,359         6.0%
                          -----------  ----------   -----------  ----------

Net income                $    26,851        11.8%  $    22,884        10.2%
                          ===========  ==========   ===========  ==========

Basic earnings per share  $      0.90               $      0.75
                          ===========               ===========

Diluted earnings per
 share                    $      0.89               $      0.74
                          ===========               ===========

Weighted average shares
 used in computation of
 earnings per share:
 Basic                         29,790                    30,348

 Diluted                       30,139                    30,774

                                ZUMIEZ INC.
                     CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)

                                          Twelve Months Ended
                           ------------------------------------------------

                           February 1,               February 2,
                               2014     % of Sales       2013    % of Sales
                           -----------  ----------   ----------- ----------
                           (unaudited)
Net sales                  $   724,337       100.0%  $   669,393      100.0%
Cost of goods sold             462,577        63.9%      428,109       64.0%
                           -----------  ----------   ----------- ----------
Gross profit                   261,760        36.1%      241,284       36.0%

Selling, general and
 administrative expenses       188,918        26.0%      172,742       25.8%
                           -----------  ----------   ----------- ----------
Operating profit                72,842        10.1%       68,542       10.2%

Interest income, net               711         0.0%        1,410        0.2%
Other (expense) income,
 net                            (1,589)       (0.2%)         327        0.1%
                           -----------  ----------   ----------- ----------
Earnings before income
 taxes                          71,964         9.9%       70,279       10.5%

Provision for income taxes      26,016         3.6%       28,115        4.2%
                           -----------  ----------   ----------- ----------

Net income                 $    45,948         6.3%  $    42,164        6.3%
                           ===========  ==========   =========== ==========

Basic earnings per share   $      1.54               $      1.37
                           ===========               ===========

Diluted earnings per share $      1.52               $      1.35
                           ===========               ===========

Weighted average shares
 used in computation of
 earnings per share:
  Basic                         29,810                    30,742

  Diluted                       30,206                    31,273

                                 ZUMIEZ INC.
                         CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                                     February 1, February 2,
                                                         2014        2013
                                                     ----------- -----------
                       Assets                        (unaudited)
Current assets
Cash and cash equivalents                            $    19,634 $    17,579
Marketable securities                                     97,521      85,593
Receivables                                               10,294       9,467
Inventories                                               87,182      77,598
Prepaid expenses and other                                10,021       9,192
Deferred tax assets                                        5,194       3,885
                                                     ----------- -----------
  Total current assets                                   229,846     203,314

Fixed assets, net                                        127,343     115,474
Goodwill                                                  64,195      64,576
Intangible assets, nets                                   17,970      20,480
Long-term other assets                                     4,049       5,254
                                                     ----------- -----------
  Total long-term assets                                 213,557     205,784

  Total assets                                       $   443,403 $   409,098
                                                     =========== ===========

        Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                               $    18,343 $    16,052
Accrued payroll and payroll taxes                         10,581      11,057
Income taxes payable                                       4,696       6,957
Deferred rent and tenant allowances                        6,478       4,901
Other liabilities                                         21,276      18,232
                                                     ----------- -----------
  Total current liabilities                               61,374      57,199

Long-term deferred rent and tenant allowances             37,658      36,928
Long-term deferred tax liabilities                         4,649       5,544
Long-term debt and other liabilities                       4,068       6,006
                                                     ----------- -----------
  Total long-term liabilities                             46,375      48,478

                                                     ----------- -----------
  Total liabilities                                      107,749     105,677
                                                     ----------- -----------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value, 20,000 shares
 authorized; none issued and outstanding                       -           -
Common stock, no par value, 50,000 shares
 authorized; 29,619 shares issued and outstanding at
 February 1, 2014 and 30,114 shares issued and
 outstanding at February 2, 2013                         114,983     108,360
Accumulated other comprehensive income                     4,710       6,010
Retained earnings                                        215,961     189,051
                                                     ----------- -----------
  Total shareholders' equity                             335,654     303,421
                                                     ----------- -----------

  Total liabilities and shareholders' equity         $   443,403 $   409,098
                                                     =========== ===========

ZUMIEZ INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

                                                                                                  Fiscal Year Ended
                                                                                    ---------------------------------------------
                                                                                        February 1, 2014       February 2, 2013
                                                                                    ----------------------- ---------------------
                                                                                          (unaudited)
Cash flows from operating activities:
Net income                                                                           $        45,948         $      42,164
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion                                                       26,596                22,957
Deferred taxes                                                                                     (978)              (1,630)
Stock-based compensation expense                                                                 4,094                 5,996
Excess tax benefit from stock-based compensation                                                (1,232)               (2,094)
Lease termination costs                                                                             405                1,397
Other                                                                                            1,842                    389
Changes in operating assets and liabilities:
  Receivables                                                                                      (739)              (2,568)
  Inventories                                                                                   (9,968)               (2,987)
  Prepaid expenses and other                                                                    (1,789)               (1,125)
  Trade accounts payable                                                                         1,714                (5,626)
  Accrued payroll and payroll taxes                                                                (426)               1,207
  Income taxes payable                                                                          (1,484)                1,843
  Deferred rent and tenant allowances                                                            2,367                 5,469
  Other liabilities                                                                                 544                   833
                                                                                    ----------------------- ---------------------
Net cash provided by operating activities                                                      66,894                66,225
                                                                                    ----------------------- ---------------------

Cash flows from investing activities:
Additions to fixed assets                                                                     (35,969)              (41,070)
Acquisitions, net of cash acquired                                                                     -            (70,711)
Purchases of marketable securities and other investments                                    (124,129)             (121,003)
Sales and maturities of marketable securities and other investments                          110,479               191,705
                                                                                    ----------------------- ---------------------
Net cash used in investing activities                                                         (49,619)              (41,079)
                                                                                    ----------------------- ---------------------

Cash flows from financing activities:
Proceeds from long-term debt and revolving credit facilities                                     4,182                       -
Payments on long-term debt and revolving credit facilities                                      (4,488)                  (258)
Repurchase of common stock                                                                    (17,556)              (25,213)
Proceeds from exercise of stock-based compensation, net of withholding tax payments              1,397                    858
Excess tax benefit from stock-based compensation                                                 1,232                 2,094
                                                                                    ----------------------- ---------------------
Net cash used in financing activities                                                         (15,233)              (22,519)
                                                                                    ----------------------- ---------------------

Effect of exchange rate changes on cash and cash equivalents                                          13                  173

Net increase in cash and cash equivalents                                                        2,055                 2,800
Cash and cash equivalents, beginning of period                                                 17,579                14,779
                                                                                    ----------------------- ---------------------
Cash and cash equivalents, end of period                                             $        19,634         $      17,579
                                                                                    ======================= =====================

Supplemental disclosure on cash flow information:
Cash paid during the period for income taxes                                         $        28,105         $      27,840
Accrual for purchases of fixed assets                                                            1,491                 1,942
Accrual for repurchase of common stock                                                           2,112                    630

                                   See accompanying notes to consolidated financial statements

Company Contact:
Brian Leith
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR
Brendon Frey
(203) 682-8200